Exhibit 23.3

                        INDEPENDENT ACCOUNTANTS' CONSENT




The Board of Directors
Esquire Communications Ltd.:


We consent to inclusion of our report dated May 16, 1997 with respect to the combined balance sheets of Krauss, Katz & Ackerman, Inc. and affiliate as of December 31, 1996 and 1995 and the related combined statements of operations, stockholders' equity, and cash flows for the years then ended and to the reference to our firm under the heading "Experts" in the registration statement.



                                                     KPMG PEAT MARWICK LLP



Philadelphia, Pennsylvania
January 14, 1998



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                        INDEPENDENT ACCOUNTANTS' CONSENT




The Board of Directors
Esquire Communications Ltd.:


We consent to inclusion of our report dated August 29, 1997 with respect to the combined balance sheets of The Court Reporter Business of Wolfe, Rosenberg & Associates, Inc. as of December 31, 1996 and 1995 and the related combined statements of operations and business equity, and cash flows for the years then ended and to the reference to our firm under the heading "Experts" in the registration statement.



                                                     KPMG PEAT MARWICK LLP



Chicago, Illinois
January 14, 1998

                        INDEPENDENT ACCOUNTANTS' CONSENT




The Board of Directors
Esquire Communications Ltd.:


We consent to inclusion of our report dated February 12, 1997, with respect to the consolidated balance sheet of Esquire Communications, Ltd. and subsidiaries as of December 31, 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the registration statement.




                                                     KPMG PEAT MARWICK LLP



Short Hills, New Jersey
January 14, 1998